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                                     [Letterhead]



March 17, 1998

Magnus A. Lundberg
President, Chiron Vaccines & Therapeutics
Chiron Corporation
Emeryville, CA

Dear Magnus:

I am pleased to confirm that Chiron will continue to pay to you a $3,000 per month housing allowance while you are in your current position. We may review the appropriateness of the allowance and the amount from time to time in the future but were it to change, apart from any relocation or change of your position, we will give you 1 year's notice.

Please let me know if you have any questions.

Sincerely yours,


/s/ Linda Short
----------------------
Linda Short
Human Resources